UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

Mercer International Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders on May 31, 2013. At this meeting, shareholders were requested to: 1) elect a board of directors; 2) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2013; and 3) approve a non-binding advisory vote on executive compensation, all of which were described in more detail in the Company’s 2013 Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 17, 2013. The results of the voting on the matters submitted to the Company’s shareholders are as follows:

Proposal 1:	Election of directors to hold office for the ensuring year.

All of the eight nominees for the Company’s board of directors were elected, and the voting results are set forth below:

	For	Withheld	Abstentions and Broker Non-Votes
Jimmy S.H. Lee	44,617,098	80,170	5,320,187
William D. McCartney	44,616,168	81,100	5,320,187
Eric Lauritzen	44,617,333	79,935	5,320,187
Graeme A. Witts	44,609,503	87,765	5,320,187
Bernard Picchi	44,611,933	85,335	5,320,187
James Shepherd	44,616,273	80,995	5,320,187
R. Keith Purchase	44,616,933	80,335	5,320,187
Nancy Orr	44,611,058	86,210	5,320,187

Proposal 2:	Ratification of Appointment of Independent Auditors.

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2013 was approved and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
49,914,609	66,718	36,128	—

Proposal 3: Advisory	Vote on Executive Compensation.

The non-binding resolution relating to the compensation of the Company’s named executive officers was approved and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
44,201,519	282,534	213,215	5,320,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: June 3, 2013